Exhibit 5.1

BOSTON     CONNECTICUT     NEW JERSEY     NEW YORK     WASHINGTON, DC

242 Trumbull Street
Hartford, CT  06103

May 19, 2011

SBT Bancorp, Inc.
760 Hopmeadow Street
P.O. Box 248
Simsbury, Connecticut 06070

Re:	SBT Bancorp, Inc. Registration Statement on Form S-8
related to the Registration of 100,000 Shares of Common Stock

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) by SBT Bancorp, Inc., a Connecticut corporation (the “Company”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 100,000 shares of common stock of the Company, no par value per share (the “Shares”), issuable upon the grant of stock-based awards or the exercise of stock options available for future grant under the SBT Bancorp, Inc. 2011 Stock Award and Option Plan (the “Plan”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such corporate records, documents, agreements, instruments and certificates of public officials of the State of Connecticut and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that when the Shares have been duly issued as contemplated by the Registration Statement (including the Prospectus which is not filed therewith) and the Plan and for the consideration determined in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Connecticut.  We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP

Day Pitney LLP